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                                                                    EXHIBIT 99.1



[Reinsurance Group of America letterhead]


St. Louis--April 3, 2000

ANNOUNCEMENT

REINSURANCE GROUP OF AMERICA SELLS CHILEAN OPERATIONS TO OHIO NATIONAL FINANCIAL SERVICES

Reinsurance Group of America, Incorporated (NYSE: RGA) announced today that it reached an agreement with Ohio National Financial Services Inc., whereby Ohio National will purchase RGA's interest in several Chilean operations including:
RGA Sudamerica, S.A., RGA Reinsurance Company Chile, S.A. and Bhif America Seguros de Vida, S.A. Ohio National will also purchase the remaining share of Bhif America Seguros de Vida, S.A. from Chilean investors.

The sellers were advised by Credit Suisse First Boston on these transactions.

For more information please contact:

Jack B. Lay
Executive Vice President and Chief Financial Officer
Tel: (636) 736-7439
E-mail: jlay@rgare.com